                                                                    EXHIBIT 99.1

                    ADMINISTAFF ANNOUNCES FOURTH QUARTER AND
                             FULL YEAR 2003 RESULTS

         STRONG FOURTH QUARTER AFFIRMS COMPANY'S RETURN TO PROFITABILITY

HOUSTON - Feb. 9, 2004 - Administaff, Inc. (NYSE: ASF), the nation's leading Professional Employer Organization (PEO), today announced results for the fourth quarter and year ended Dec. 31, 2003. From its continuing operations, the company reported fourth quarter net income and diluted earnings per share of $8.8 million and $0.32, versus $1.3 million and $0.05 in the 2002 period. For the year ended Dec. 31, 2003, the company reported net income and diluted net earnings per share from continuing operations of $15.0 million and $0.55, versus a net loss of $2.9 million and diluted net loss per share of $0.11 for the same period in 2002.

"A strong fourth quarter punctuated our successful turnaround and return to profitability in 2003," said Paul J. Sarvadi, Administaff chairman and chief executive officer. "As we enter 2004, we have a solid financial base to build from, and we will focus on our goal to return to double-digit growth."

The company also reported a fourth quarter and full-year net loss from its discontinued operations of $0.03 and $0.08 per share versus $0.01 and $0.04 per share in the 2002 periods. In December 2003, the company ceased operations of its subsidiary, Administaff Financial Management Services.

FOURTH QUARTER RESULTS

Revenues for the fourth quarter of 2003 were flat as compared to the 2002 period at $229 million. During the quarter, the company experienced a 6.9% increase in revenues per worksite employee per month, which offset a 6.6% decrease in the number of worksite employees paid. Gross profit increased 12.2% to $58.6 million, and the average gross profit per worksite employee per month increased 20.1% to $263 in the fourth quarter of 2003, versus $219 in the 2002 period. These increases were primarily due to (1) improved pricing implemented throughout 2003; (2) lower health insurance costs resulting from plan design and client selection changes; and (3) the impact of the new pricing and billing system on the year-end accrual for worksite employee payroll and the associated revenue. These items were partially offset by an increase in state unemployment taxes.

Operating expenses for the quarter increased 1.6% over the 2002 period to $44.3 million. This increase was primarily the result of a $4.0 million increase in compensation costs, including a $2.2 million accrual in incentive compensation, offset by a $1.8 million decline in general and administrative costs and a $1.0 million decline in depreciation and amortization expense. On a per worksite employee basis, operating expenses increased 8.7% to $199 per month in the 2003 period from $183 per month in the 2002 period.


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Operating income for the fourth quarter of 2003 increased 66.1% to $14.3 million, with an average operating income per worksite employee of $64 per month compared to $36 in the 2002 period.

FULL YEAR RESULTS

For the year ended Dec. 31, 2003, revenues increased 5.1% to $891.7 million, primarily due to an 8.3% increase in revenues per worksite employee per month partially offset by a 3.0% decrease in the number of worksite employees paid.

Gross profit increased 19.4% to $198.0 million, with an average monthly gross profit per worksite employee of $220 in the 2003 period compared to $179 in the 2002 period.

Operating expenses increased 4.8% over the 2002 period to $173.7 million. This increase was due primarily to increased compensation costs, including incentive compensation accruals of approximately $5.6 million in the 2003 period, and increased advertising costs, offset by lower commissions and depreciation and amortization expense. On a per worksite employee basis, operating expenses increased 7.8% to $193 per month from $179 in the 2002 period.

The resulting operating income for the year ended Dec. 31, 2003 was $24.3 million compared to $67,000 in the 2002 period. The average monthly operating income per worksite employee was $27 in 2003, compared to $0 in 2002.

The company ended the year with working capital of $56.0 million compared to $41.2 million at Dec. 31, 2002.

"Our key initiatives to improve pricing and lower benefits costs have resulted in the significant improvement in our financial performance," said Douglas S. Sharp, vice president of finance and chief financial officer. "With the return of our profitability and a strong balance sheet, our plan is to continue to manage operating expenses as we increase unit growth." Historically, the company's earnings pattern has included losses in the first quarter, followed by improved profitability in subsequent quarters throughout the year. This pattern is due to the effects of employment-related taxes that are based on each employee's cumulative earnings up to specified wage levels, causing employment-related taxes to be highest in the first quarter and then decline over the course of the year.

Beginning Jan. 1, 2003, the company implemented a new pricing and billing system. Substantially all current clients were billed using the new system in January 2004.

For clients active on the new system in January of each year, this system includes a feature that accelerates invoicing of the estimated payroll tax component of the comprehensive service fee to more closely reflect the pattern of incurred costs. As a result, beginning in 2004, the historical earnings pattern will only apply to new clients enrolled after January of each year.


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BUSINESS OUTLOOK

Administaff also provided its outlook for the first quarter and full year 2004.

                                                    FIRST QUARTER           FULL YEAR
                                                    -------------           ---------
Average worksite employees paid per month          75,000 - 76,000     78,500 - 80,500
Gross profit per worksite employee per month           $209 - $215         $209 - $215
Operating expenses (in millions)                     $42.5 - $43.5     $173.5 - $177.5*

*The high end of the full year operating expense range assumes a higher accrual for incentive compensation based upon achieving higher unit growth and gross profit goals.

Administaff will be hosting a conference call today at 11 a.m. EST to discuss these results, give guidance for the first quarter and full year 2004, and answer questions from investment analysts. To listen in, call 800-901-5231 and use passcode 81517884. The call will also be webcast at www.administaff.com. To access the webcast, click on the Investor Relations section of the website and select "Live Webcast." The conference call script will be available at the same website later today. A replay of the conference call will be available at 888-286-8010, passcode 33806037, for three weeks after the call. The webcast will be archived for one year.

Administaff is a leading personnel management company that serves as a full-service human resources department for small and medium-sized businesses throughout the United States. The company operates 38 sales offices in 21 major markets. For additional information, visit Administaff's Web site at www.administaff.com.

(Note: The statements contained in this press release that are not historical facts are forward-looking statements that involve a number of risks and uncertainties. Therefore, the actual results of future events described in such forward-looking statements could differ materially from those stated in such forward-looking statements. Among the factors that could cause actual results to differ materially are: (i) changes in general economic conditions; (ii) regulatory and tax developments, including possible adverse application of various federal, state and local regulations; (iii) changes in Administaff's direct costs and operating expenses, including, but not limited to, increases in health insurance and workers' compensation premiums and underlying claims trends, state unemployment tax rates, liabilities for employee and client actions or payroll-related claims, changes in the costs of expanding into new markets, and failure to manage growth of Administaff's operations; (iv) the estimated costs and effectiveness of capital projects and investments in technology and infrastructure; (v) the effectiveness of Administaff's sales and marketing efforts, including the company's marketing arrangements with other companies; (vi) the effectiveness of Administaff's retirement services operation; (vii) changes in the competitive environment in the Professional Employer Organization industry; (viii) Administaff's liability for worksite employee payroll and benefits costs; and (ix) an adverse final judgment or settlement of claims against Administaff. These factors are described in further detail in Administaff's filings with the Securities and Exchange Commission.)


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                                ADMINISTAFF, INC.
                          SUMMARY FINANCIAL INFORMATION
          (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS AND STATISTICAL DATA)

                                                                               DECEMBER 31,
                                                                    ---------------------------------
                                                                       2003                    2002
                                                                    ---------               ---------
Assets
      Cash and cash equivalents                                     $ 104,728               $  71,799
      Restricted cash                                                   4,584                      --
      Marketable securities                                            23,989                  14,714
      Accounts receivable                                              61,744                  82,475
      Prepaid expenses and other current assets                        30,022                  22,535
      Deferred income taxes                                             3,423                     641
                                                                    ---------               ---------
           Total current assets                                       228,490                 192,164

      Property and equipment                                          160,993                 154,794
      Accumulated depreciation                                        (82,224)                (62,417)
                                                                    ---------               ---------
           Net property and equipment                                  78,769                  92,377

      Deposits                                                         39,909                  26,552
      Other assets                                                        903                   4,071
                                                                    ---------               ---------
           Total assets                                             $ 348,071               $ 315,164
                                                                    =========               =========

Liabilities and Stockholders' Equity
      Accounts payable                                              $   4,319               $   3,069
      Payroll taxes and other payroll deductions payable               65,310                  57,228
      Accrued worksite employee payroll expense                        65,503                  69,676
      Accrued health insurance costs                                    6,559                   5,815
      Accrued workers' compensation costs                               5,489                      95
      Other accrued liabilities                                        15,898                  13,019
      Income taxes payable                                              7,520                     348
      Current portion of long-term debt                                 1,860                   1,676
                                                                    ---------               ---------
           Total current liabilities                                  172,458                 150,926

      Long-term debt                                                   40,502                  42,493
      Accrued workers' compensation costs                               7,417                      --
      Deferred income taxes                                             5,060                   5,396
                                                                    ---------               ---------
           Total noncurrent liabilities                                52,979                  47,889

      Stockholders' equity:
      Common stock                                                        309                     309
      Additional paid-in capital                                      101,681                 102,315
      Treasury stock, cost                                            (48,795)                (43,003)
      Accumulated other comprehensive income, net of tax                   --                     153
      Retained earnings                                                69,439                  56,575
                                                                    ---------               ---------
           Total stockholders' equity                                 122,634                 116,349
                                                                    ---------               ---------
           Total liabilities and stockholders' equity               $ 348,071               $ 315,164
                                                                    =========               =========

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                                ADMINISTAFF, INC.
                    SUMMARY FINANCIAL INFORMATION (CONTINUED)
          (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS AND STATISTICAL DATA)

                                                       THREE MONTHS ENDED                          YEAR ENDED
                                                           DECEMBER 31,                            DECEMBER 31,
                                                     -----------------------                 -----------------------
                                                        2003          2002         CHANGE       2003          2002         CHANGE
                                                     ---------     ---------      --------   ---------     ---------      --------
Operating results:
   Revenues (gross billings of $1.315 billion,
     $1.331 billion, $4.830 billion and $4.857
     billion, less worksite employee payroll
     cost of $1.086 million, $1.102 million,
     $3.938 billion and $4.009 billion,
     respectively)                                   $ 229,126     $ 229,423       (0.1)%    $ 891,721     $ 848,416         5.1%
   Direct costs:
     Payroll taxes, benefits and workers'
      compensation costs                               170,540       177,209       (3.8)%      693,754       682,626         1.6%
                                                     ---------     ---------                 ---------     ---------
   Gross profit                                         58,586        52,214       12.2%       197,967       165,790        19.4%

   Operating expenses:
     Salaries, wages and payroll taxes                  22,274        18,283       21.8%        83,195        74,989        10.9%
     General and administrative expenses                12,465        14,281      (12.7)%       50,502        50,172         0.7%
     Commissions                                         2,526         3,016      (16.2)%       10,656        12,127       (12.1)%
     Advertising                                         2,287         2,274        0.6%         8,581         7,138        20.2%
     Depreciation and amortization                       4,717         5,738      (17.8)%       20,759        21,297        (2.5)%
                                                     ---------     ---------                 ---------     ---------
                                                        44,269        43,592        1.6%       173,693       165,723         4.8%
                                                     ---------     ---------                 ---------     ---------
   Operating income                                     14,317         8,622       66.1%        24,274            67    36,129.9%

   Other income (expense):
     Interest income                                       737           287      156.8%         1,910         1,772         7.8%
     Interest expense                                     (508)         (379)      34.0%        (2,176)         (437)      397.9%
     Write-off of investments                               --        (3,354)     100.0%            --        (3,354)      100.0%
     Other, net                                            (18)           38     (147.4)%          462           272        69.9%
                                                     ---------     ---------                 ---------     ---------
                                                           211        (3,408)     106.2%           196        (1,747)      111.2%
  Income (loss) before income taxes                     14,528         5,214      178.6%        24,470        (1,680)    1,556.5%
   Income tax expense (benefit)                          5,738         3,964       44.8%         9,485         1,241       664.3%
                                                     ---------     ---------                 ---------     ---------
   Net income (loss) from continuing operations      $   8,790     $   1,250      603.2%     $  14,985     $  (2,921)      613.0%
                                                     =========     =========                 =========     =========
   Discontinued operations:
     Loss from operations of
       discontinued division                            (1,161)         (400)     190.3%        (3,264)       (1,917)       70.3%
     Income tax expense (benefit)                         (407)         (158)     157.6%        (1,143)         (757)       51.0%
                                                     ---------     ---------                 ---------     ---------
     Net loss from discontinued operations                (754)         (242)     211.6%        (2,121)       (1,160)       82.8%
   Net income (loss)                                 $   8,036     $   1,008      697.2%     $  12,864     $  (4,081)      415.2%
                                                     =========     =========                 =========     =========
   Diluted net income (loss) per share
     of common stock:
     Income (loss) from continuing operations        $    0.32     $    0.05      540.0%     $    0.55     $   (0.11)      600.0%
     Loss from discontinued operations               $   (0.03)    $   (0.01)     200.0%     $   (0.08)    $   (0.04)      100.0%
                                                     ---------     ---------                 ---------     ---------
   Diluted net income (loss) per share
     of common stock                                 $    0.29     $    0.04      625.0%     $    0.47     $   (0.15)      413.3%
                                                     =========     =========                 =========     =========
  Diluted weighted average common
     shares outstanding                                 27,444        27,995                    27,253        27,890

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                                ADMINISTAFF, INC.
                    SUMMARY FINANCIAL INFORMATION (CONTINUED)
          (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS AND STATISTICAL DATA)

                                              THREE MONTHS ENDED                        YEAR ENDED
                                                  DECEMBER 31,                          DECEMBER 31,
                                             --------------------                  -------------------
                                               2003         2002        CHANGE       2003        2002       CHANGE
                                             -------      -------       ------     -------     -------      ------
Statistical data:
   Average number of worksite
     employees paid per month                 74,332       79,560       (6.6)%      75,036      77,334       (3.0)%
   Revenues per worksite employee
     per month(1)                            $ 1,027      $   961        6.9%      $   990     $   914        8.3%
   Gross profit per worksite employee
     per month                                   263          219       20.1%          220         179       22.9%
   Operating expenses per worksite
     employee per month                          199          183        8.7%          193         179        7.8%
   Operating income (loss) per worksite
     employee per month                           64           36       77.8%           27           0         --
   Net income (loss) from continuing
     operations per worksite employee
     per month                                    39            5      680.0%           17          (3)     666.7%

(1) Gross billings of $5,897, $5,578, $5,364 and $5,234 per worksite employee per month less payroll cost of $4,869, $4,616, $4,374 and $4,320 per worksite employee per month, respectively.


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                                ADMINISTAFF, INC.
                    SUMMARY FINANCIAL INFORMATION (CONTINUED)
          (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS AND STATISTICAL DATA)
                                   (UNAUDITED)

                                                THREE MONTHS ENDED                             YEAR ENDED
                                                   DECEMBER 31,                                DECEMBER 31,
                                             --------------------------                  --------------------------
                                                2003            2002        CHANGE          2003            2002        CHANGE
                                             ----------      ----------     ------       ----------      ----------     ------
GAAP to non-GAAP reconciliation:
     Payroll cost (GAAP)                     $1,085,805      $1,101,846      (1.5)%      $3,938,021      $4,008,676      (1.8)%
     Less: Bonus payroll cost                   164,364         151,780       8.3%          330,903         343,809      (3.8)%
                                             ----------      ----------                  ----------      ----------
         Non-bonus payroll cost              $  921,441      $  950,066      (3.0)%      $3,607,118      $3,664,867      (1.6)%
                                             ==========      ==========                  ==========      ==========
     Payroll cost per worksite
       employee (GAAP)                       $    4,869      $    4,616       5.5%       $    4,374      $    4,320       1.3%
     Less: Bonus payroll cost per
       worksite employee                            737             636      15.9%              367             370      (0.8)%
                                             ----------      ----------                  ----------      ----------
         Non-bonus payroll cost per
            worksite employee                $    4,132      $    3,980       3.8%       $    4,007      $    3,950       1.4%
                                             ==========      ==========                  ==========      ==========

Non-bonus payroll cost is a non-GAAP financial measure that excludes the impact of bonus payrolls paid to the company's worksite employees. Bonus payroll cost varies from period to period, but has no direct impact to the company's ultimate workers' compensation costs under the new program effective September 1, 2003. As a result, Administaff management refers to non-bonus payroll cost in analyzing, reporting and forecasting the company's workers' compensation costs. These non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles ("GAAP") and may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. Administaff includes these non-GAAP financial measures in this press release because the company believes they are useful to investors in allowing for greater transparency related to the costs incurred under the company's new workers' compensation program. Investors are encouraged to review the reconciliation of the non-GAAP financial measures used in this press release to their most directly comparable GAAP financial measures as provided in the table above.

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